Registration No. 333-159284

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADIOSHACK CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	75-1047710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, MS CF4-101 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

RADIOSHACK 401(K) PLAN
(FORMERLY TANDY FUND)

RADIOSHACK PUERTO RICO 1165(E) PLAN

(Full titles of the plans)

Robert C. Donohoo, Vice President, General Counsel and Corporate Secretary
RadioShack Corporation
300 RadioShack Circle, MS CF4-101
Fort Worth, Texas 76102
(Name and address of agent for service)

817-415-3700
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On May 15, 2009, RadioShack Corporation, a Delaware corporation (the “Registrant”), registered the offering and sale of 3,000,000 shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), and an indeterminate amount of plan interests constituting separate securities, pursuant to the RadioShack 401(k) Plan (the “Plan”) on Form S-8 (File No. 333-159284) (the “2009 Registration Statement”).  Such shares and plan interests were in addition to those the offering and sale of which pursuant to the Plan had previously been registered on other registration statements on Form S-8, as noted in the Explanatory Note on the cover page of the 2009 Registration Statement.  This Post-Effective Amendment No. 1 to the 2009 Registration Statement is being filed to (i) add information regarding the RadioShack Puerto Rico 1165(e) Plan (the “PR Plan”) and (ii) indicate that of the 3,000,000 shares of Common Stock (and related plan interests) the offering and sale of which are covered by the 2009 Registration Statement, 2,900,000 shares (and related plan interests) are being offered pursuant to the Plan and 100,000 shares (and related plan interests) are being offered pursuant to the PR Plan.  The registration fees in respect of such shares of Common Stock were paid at the time of the filing of the 2009 Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The document(s) containing the information required in Part I of this Form S-8 will be sent or given to participants of the Plan and the PR Plan as specified by Rule 428(b)(1) under the Act.  Such documents are not being filed with the Commission, but constitute, along with the documents incorporated by reference in Item 3 of Part II of this registration statement, a prospectus that meets the requirements of Section 10(a) of the Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each participant of the Plan and the PR Plan, upon such participant’s written or oral request, a copy of any document (i) incorporated by reference in Item 3 of Part II of this registration statement or (ii) required to be delivered to employees pursuant to Rule 428(b), other than the exhibits to such document (unless such exhibits are specifically incorporated by reference to the information that is incorporated).  The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus.  Requests must be made to RadioShack Corporation, General Counsel, 300 RadioShack Circle, MS CF4-101, Fort Worth, Texas 76102, (817) 415-3700.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Post-Effective Amendment No. 1 and shall be deemed a part hereof:

(a)	Annual report on Form 10-K for the year ended December 31, 2008 (filed February 24, 2009);

(b)	Annual report on Form 11-K for the fiscal year ended June 30, 2008 (filed December 23, 2008);

(c)	Current report on Form 8-K (filed February 24, 2009);

(d)	Current report on Form 8-K (filed March 18, 2009);

(e)	Current report on Form 8-K (filed March 25, 2009);

(f)	Current report on Form 8-K (filed April 23, 2009);

(g)	Current report on Form 8-K (filed May 29, 2009);

(h)	Current report on Form 8-K (filed June 22, 2009);

(i)	Current report on Form 8-K (filed July 27, 2009);

(j)	Current report on Form 8-K (filed August 20, 2009);

(k)	Current report on Form 8-K (filed August 28, 2009);

(l)	Current report on Form 8-K (filed September 8, 2009);

(m)	Current report on Form 8-K (filed September 18, 2009);

(n)	Current report on Form 8-K (filed October 26, 2009);

(o)	Quarterly report on Form 10-Q for the quarter ended March 31, 2009 (filed May 1, 2009);

(p)	Quarterly report on Form 10-Q for the quarter ended June 30, 2009 (filed July 27, 2009);

(q)	Quarterly report on Form 10-Q for the quarter ended September 30, 2009 (filed October 26, 2009); and

(r)	The description of the Common Stock contained in the registration statement on Form 8-B dated February 16, 1968.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document, that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”).  Article XIV of the Registrant’s Amended and Restated By-Laws provides for indemnification of its directors, officers and employees to the maximum extent permitted by Section 145 of the Delaware General Corporation Law.  Section 2.6 of the Plan and Section 2.6 of the PR Plan provide that the Registrant will indemnify each member of the Administrative Committee of the plan, subject to applicable law, against all claims, losses, damages, expenses and liabilities, arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.  In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers for indemnification to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the foregoing by-law provision, the Plan, the PR Plan, the indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant carries directors’ and officers’ liability insurance policies under which all of the directors and executive officers of the Registrant are insured against loss imposed upon them with respect to their legal liability for breach of their duty to the Registrant.  Excluded from coverage under these policies are fines and penalties imposed by law upon such directors and officers or other matters that may be deemed uninsurable, such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

The exhibits listed in the accompanying Index to Exhibits are furnished as part of this registration statement.

The Registrant has submitted or will submit the Plan, and all amendments thereto, to the Internal Revenue Service (the “IRS”) in a timely manner and has or will make all changes required by the IRS in order to maintain qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “IRC”).  The Registrant has submitted or will submit the PR Plan, and all amendments thereto, to the Departments de Hacienda of Puerto Rico (the “Hacienda”) in a timely manner and has or will make all changes required by the Hacienda in order to qualify the PR Plan under Section 1165 of the Puerto Rico Internal Revenue Code of 1994, as amended.  The PR Plan is not required to be qualified under Section 401 of the IRC.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by section 10(a)(3) of the Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           The undertaking regarding indemnification of officers and directors is included as part of Item 6, which is incorporated into Item 9 by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 2nd day of November, 2009.

RadioShack Corporation

By:  /s/  Julian D. Day
Julian C. Day, Chairman and
Chief Executive Officer

Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated below.

Signature	Title	Date
/s/ Julian D. Day Julian C. Day	Chairman, Chief Executive Officer and Director (Principle Executive Officer)	November 2, 2009

/s/ James F. Gooch James F. Gooch	Executive Vice President and Chief Financial Officer (Principle Financial Officer)	November 2, 2009

/s/ Martin O. Moad _______________________ Martin O. Moad	Vice President and Controller (Principle Accounting Officer)	October 30, 2009

_______________________ Frank J. Belatti	Director

/s/ Daniel R. Feehan
_______________________ Daniel R. Feehan	Director	October 30, 2009

_______________________ H. Eugene Lockhart	Director

/s/ Jack L. Messman _______________________ Jack L. Messman	Director	October 29, 2009

/s/ Thomas G. Plaskett _______________________ Thomas G. Plaskett	Director	October 31, 2009

/s/ Edwina D. Woodbury _______________________ Edwina D. Woodbury	Director	October 31, 2009

The Plan.  Pursuant to the requirements of the Act, the Administrative Committee of the RadioShack 401(k) Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 2nd day of November, 2009.

RADIOSHACK 401(K) PLAN
ADMINISTRATIVE COMMITTEE

By:  /s/  Martin O. Moad
___________________________
Martin O. Moad

The PR Plan.  Pursuant to the requirements of the Act, the Administrative Committee of the RadioShack Puerto Rico 1165(e) Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 2nd day of November, 2009.

RADIOSHACK PUERTO RICO 1165(E) PLAN
ADMINISTRATIVE COMMITTEE

By:  /s/  Martin O. Moad
___________________________
Martin O. Moad

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
Indenture, dated as of August 18, 2008, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on August 18, 2008, and incorporated herein by reference).

4.2	Form of the 2.50% Convertible Senior Notes due 2013 (filed as Appendix A to Exhibit 4.1 to the Registrant’s Form 8-K filed on August 18, 2008, and incorporated herein by reference).
5.1
Legal opinion of Robert C. Donohoo, Vice President, General Counsel, and Corporate Secretary of the Registrant, as to the legality of the securities, the offering and sale of which are being registered, including consent.

5.2
Internal Revenue Service Determination Letter that the Plan is qualified under Section 401 of the Internal Revenue Code, dated December 6, 2006 (filed as Exhibit 5.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-159284) filed on May 15, 2009, and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Robert C. Donohoo, Vice President, General Counsel, and Corporate Secretary of the Registrant (included in Exhibit 5.1 to this registration statement).
99.1	Sixth Amended and Restated RadioShack 401(k) Plan, dated July 1, 2008.
99.2	RadioShack Puerto Rico 1165(e) Plan, dated November 1, 2009.
99.3	Amendment No. 1 to the Sixth Amended and Restated RadioShack 401(k) Plan, dated November 1, 2009.